U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): August 24, 2006

Commission file number: 0-49936

ST. JOSEPH, INC.
(Exact name of Small Business Issuer as specified in its charter)

Colorado	CH 47-0844532
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

4870 S. Lewis, Suite 250 Tulsa, OK	74105
Address of Principal Executive Offices)	(Zip Code)

Issuer's telephone number, including area code: (918) 742-1888

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 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

St. Joseph, Inc. (“we”, “us” or the “Company”) files this report on Form 8-K to report the following:

Item 1.02	Termination of a Material Definitive Agreement

Between October 28, 2003 and March 23, 2004, our Board of Directors approved the grant of stock options to each of our then Directors, John H. Simmons, Bruce E. Schreiner, Kenneth L. Johnson, Dr. Milton Harbuck, Kimberly Samon, Gerald McIlhargey and Jerry Malone (each, an “Optionee”) in consideration for services provided to our Company as Directors. Each option was exercisable immediately at the exercise price of $0.10 per share and expires on the tenth day after an Optionee’s removal from our Board of Directors for reasons other than for a voluntary resignation. The Board of Directors approved the issuance of an aggregate of 2,600,000 options to our then directors, with each Director receiving 100,000 options, with the sole exception of Mr. Simmons, who received 2,000,000 options, or 2,000% more then other the other Directors.

At the annual meeting of our Board of Directors on August 24, 2006, our Directors reviewed the options previously granted to the Optionees and after careful and exhaustive deliberation, concluded that the options granted to Mr. Simmons as consideration for providing the same directorial services as the other Optionees was not fair and reasonable to our shareholders. Specifically, our Board of Directors concluded that the amount of options granted to Mr. Simmons, which was 2,000% more than the amount of options granted the other Optionees individually, and 333% more than the amount of options granted to the other Optionees in the aggregate was unduly excessive, unreasonable, and unfair to our shareholders. Therefore, our Board of Directors resolved to void 1,900,000 options previously granted to Mr. Simmons.

Pursuant to Section 7-108-501 of the Colorado Revised Statute, a transaction between a corporation and a director of the corporation is not void or voidable if (a) the director’s interest is fully disclosed to disinterested directors and the transaction is approved by disinterested directors; (b) the director’s interest is fully disclosed to the shareholders and the transaction is approved by the shareholder; or (c) the transaction is fair to the corporation. At the time that options were granted to the Optionees, there were no disinterested directors and no shareholder approval of the options was ever sought or received by the Board of Directors.

On the other hand, our Directors concluded that the grant of 100,000 options to each Optionee was fair and reasonable, and accordingly ratified the issuance of 100,000 options to each Optionee, including Mr. Simmons.

To the extent that the issuance of the 1,900,000 options which have been voided by resolution of our Board of Directors is deemed fair, we may have contingent liability for cancelling Mr. Simmons’ 1,900,000 options.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At the Annual General Meeting of our shareholders held on August 24, 2006, our shareholders elected Gerald McIlhargey, Kenneth L. Johnson, Bruce Schreiner, Maureen O’Brien and Donal Ford as members of our Board of Directors. There was a total of 5,583,250 votes present in person or by proxy at the Annual General Meeting.

Following the Annual General Meeting, our newly elected Board of Directors appointed Gerald McIlhargey as our President and Chief Executive Officer, and Kenneth L. Johnson as our Secretary, Treasurer and Chief Financial Officer. Mr. McIlhargey was elected the Chairman of the Board of Directors. Mr. Schreiner, Ms. O’Brien and Mr. Ford were appointed members of our Audit Committee. Mr. John, Mr. Schreiner and Mr. Ford were appointed members of our Compensation Committee.

Below are brief descriptions of the background and business experience for the past five years of each of our directors and executive officers.

Gerald McIlhargey, 58, has been a director of our company since March of 2004. Mr. McIlhargey was retired from July 2001 to February 2004. Mr. McIlhargey has over 25 years experience in management consulting for public companies, including marketing, manufacturing, and financing. Mr. McIlhargey received a Bachelor of Education degree from Simon Fraser University in British Columbia, Canada, in 1972.

Kenneth L. Johnson, 46, has been Secretary and Treasurer and a Director of our company since April of 2000. Mr. Johnson has also been Secretary and Treasurer and a Director of Stef*Tek Services, Inc. since December of 2003. In addition, for the past nine years, Mr. Johnson has been a senior support representative of College Bookstore Management System, a division of Nebraska Book Co., Inc. and a provider of point of sale and inventory control computer software to college bookstores. Mr. Johnson is involved with College Bookstore Management System’s product development, customer support and training. Mr. Johnson graduated from Hastings College in 1085, earning a Bachelor of Art Degree in Business Administration.

Bruce E. Schreiner, CPA, 50, has been a Director of our company since October of 2003. Mr. Schreiner has also been a Director of Stef*Tek Services, Inc. since October of 2003. Mr. Schreiner is a partner in the accounting firm Schroeder & Schreiner, P.C. Mr. Schreiner has been a Director of Sense Technologies, Inc., since August 10, 1993 and the President and Chief Executive Officer of Sense Technologies since March 4, 2004. Mr. Schreiner is responsible for all financial matters customarily related to Sense's operations and serves as the general manger of Sense. Mr. Schreiner received a Bachelor of Arts Degree, from Hastings College in 1975, graduating magna cum laude, with majors in Economics and Business Administration with an emphasis in accounting. Mr. Schreiner has been a certified public accountant since November 1976, to the present. Mr. Schreiner is a member of the American Institute and Nebraska Society of Certified Public Accountants.

Donal K. Ford, 50, joined our company on February 2, 2004 as a member of our Advisory Board. For the past ten years, Mr. Ford has been President of Pinnacle Financial Services, Inc., a third party administrator for pension and profit sharing plans located in Lantana, Florida. Mr. Ford is a credentialed member of the American Society of Pension Actuaries and is actively involved in the South Florida Benefits Council.

Maureen O’Brien, 57, joined our company on February 2, 2004 as a member of our Advisory Board. Ms. O’Brien has worked as Executive Assistant at Pinnacle Financial Services, Inc. since April of 2002. From June 1996 to February 2002 worked as Marketing/Operations Manager specializing in start up ventures with Real Applications, Inc. and e-Portal Express.

Except for the transactions listed below, during the last two years, none of our directors, executive officers or principal shareholders, nor any associate or affiliate of the foregoing have any interest, direct or indirect, in any transaction, or in any proposed transactions, which has materially affected or will materially affect us.

Item 8.01	Other Information

On August 18, 2006, our former President John H. Simmons filed an amendment to Schedule 13D (the “Amendment”) with the Securities and Exchange Commission (the “SEC”), which Amendment contained a number of inaccuracies and misrepresentations on the part of Mr. Simmons. Our discussion contained under this Item 8.01 is intended to address these inaccuracies and misrepresentations

In the Amendment, Mr. Simmons discloses that our Company refused to permit the exercise of his stock options. However, as of the filing date of the Amendment and as of the date of this Report, Mr. Simmons has not yet presented any notice of his election to exercise any stock options accompanied by payment for common stock shares issuable thereupon as is consistent with our historical corporate policy regarding exercise of options. As disclosed under Item 1.02, at the Annual Meeting of the Board of Directors, our Board of Directors concluded that the issuance of 1,900,000 options more than the options granted to the other members of our then Board of Directors was unduly excessive, unreasonable and unfair to our shareholders, and therefore resolved to void these options. However, our Board of Directors concluded that the issuance of 100,000 options to the other Directors and Mr. Simmons was fair and ratified such issuances. The discussion under Item 1.02 is incorporated herein by reference.

In addition, Mr. Simmons discloses in the Amendment that the issuance of the additional 1,900,000 stock options was approved by a vote of the shareholders. However, the issuance of options to our then Board of Directors was never presented to the shareholders for approval. Specifically, the Company’s proxy statement, dated June 29, 2004, as filed with the SEC on form 14A and distributed to our shareholders in connection with the Annual General Meeting for the 2004 fiscal year (the “2004 Proxy”), specifically requests shareholder approval for options granted to key employees and consultants. The 2004 Proxy does not request nor does it seek shareholder ratification with respect to options granted to Directors.

Further, in the Amendment, Mr. Simmons accuses the Company of refusing to repay indebtedness to him. We issued a promissory note to Mr. Simmons on June 16, 2005, in the principal amount of $96,000, accruing interest at an annual rate of ten percent (10%) and payable quarterly. The Note matured on June 16, 206, and during the six months ended June 30, 2006, we repaid $47,880 of principal and $2,400 of interest. Our Management has taken the position that the remaining balance due Mr. Simmons under this note is fully offset by sums owed to us in connection with excessive and unauthorized expense reimbursements that were paid to Mr. Simmons while he was our President and CEO. In fact, Mr. Simmons himself provided our auditors with a list of expenses for which Mr. Simmons has admitted he was reimbursed for without proper authorization or such expenses were incurred not for a proper business purpose.

In the Amendment, Mr. Simmons also misrepresents that the Company attempted to wrongfully convert his stock certificates. Our Company does not have control or custody of any stock certificates belonging to Mr. Simmons, and therefore, could not convert Mr. Simmon’s stock certificates as alleged in the Amendment. We did, however, receive a notice of a pending claim against the shares owned by Mr. Simmons, and we properly informed our transfer agent of this information. The claim against Mr. Simmons was subsequently the basis of a lawsuit entitled Berger v. Simmons, Case No. 06-CV-01652, filed on or about August 18, 2006 in the United States District Court for the District of Colorado.

Further, in the Amendment, Mr. Simmons accuses our Company of failing to disclose material information relating to our director nominees. All information relating to our director nominees as required by Schedule 14A was included in the Proxy Statement filed with the SEC and distributed to our shareholders.

Finally, in the Amendment, Mr. Simmons accuses the Company of removing him as our CEO. The truth of the matter is that Mr. Simmons voluntarily resigned as our President and CEO on May 17, 2006 and as a member of our Board of Directors on May 30, 2006.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JOSEPH, INC.

August 30, 2006	By:	/S/GERALD MCILHARGEY
Gerald McIlhargey, President and CEO